Exhibit 4.19

State of Delaware Secretary of State Division of Corporations Delivered 12:40 PM 07/31/2014 FILED 12:20 PM 07/31/2014 SRV 141019794-5052622 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

*****

Chesapeake Oilfield Finance, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Chesapeake Oilfield Finance, Inc. be amended by changing Article 1 thereof so that, as amended, said Article 1 shall be and read as follows:

“The name of the corporation is Seventy Seven Finance Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Chesapeake Oilfield Finance, Inc. has caused this certificate to be signed by David C. Treadwell, its Senior Vice President, this 24th day of July, 2014.

CHESAPEAKE OILFIELD FINANCE, INC.

David C. Treadwell, Senior Vice President

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:57 PM 10/17/2011

FILED 12:45 PM 10/17/2011

SRV 111106313-5052622 FILE

CERTIFICATE OF INCORPORATION

OF

CHESAPEAKE OILFIELD FINANCE, INC.

1. Name. The name of the corporation is Chesapeake Oilfield Finance, Inc. (the “Corporation”).

2. Registered Address and Registered Agent: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, 19801, and the Corporation’s registered agent at such address is The Corporation Trust Company.

3. Purpose. The purpose for which the Corporation is formed is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Delaware General Corporation Law may have under the laws of the State of Delaware as in force from time to time including, without limitation, all powers, rights and privileges necessary or convenient to carry out all those acts and activities in which it may lawfully engage.

4. Capital Stock. The total number of shares of capital stock which the Corporation will have the authority to issue is one thousand (1,000) shares of common stock, each of the shares having a par value of One Dollar ($1.00), thereby resulting in the Corporation having total authorized capital stock in the amount of One Thousand Dollars ($1,000.00). The directors of the Corporation are hereby granted full authority to cause the Corporation to issue the common stock in one or more classes or one or more series within any class thereof as are stated and expressed in a resolution or resolutions of the directors.

5. Incorporator. The name of the incorporator is Anita Brodrick and the mailing address of the incorporator is 6100 North Western Avenue, Oklahoma City, Oklahoma 73118.

6. Initial Directors. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The following persons will serve as the initial directors of the Corporation until the first annual meeting of shareholders or the election of successors:

Name Address

Aubrey McClendon 6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Steven C. Dixon 6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Except for the initial directors herein named, the number of directors will be as set forth in the bylaws.

7. Internal Affairs. The following provisions for the regulation of the internal affairs of the Corporation are hereby adopted:

7.1 The bylaws for the governing of the Corporation may be adopted, amended, altered, repealed or readopted by the directors either at any regular or special meeting of the directors or by the written consent of all directors. The powers of the directors will at all times be subject to the right of the shareholders to adopt, amend or repeal the bylaws either at any annual or special meeting of shareholders or by the written consent of a majority of the shareholders, and the power of the directors will not extend to any amendment of the bylaws respecting the number, qualifications or term of office of the directors.

7.2 Meetings of shareholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to applicable law) inside or outside the State of Delaware at such place or places as may be designated from time to time by the directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

7.3 To the extent permitted by law, no contract or transaction between the Corporation and one or more of the Corporation’s directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the Corporation’s directors or officers are present at or participate in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the Corporation’s directors or officers or their votes are counted for such purposes.

8.(a) Elimination of Certain Liability of Directors. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

(b) Indemnification and Insurance.

(i) Right to Indemnification. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or serves, in any capacity, any corporation, partnership or other entity in which the Corporation has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators, and (B) the Corporation will indemnify and hold harmless in such manner any person designated by the board of directors, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the board of directors of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding; provided, however, that except as provided in subsection (b)(ii) of this Section, the Corporation will indemnify any such person seeking indemnification pursuant to this subsection in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred herein will be a contract right based upon an offer from the Corporation which will be deemed to have been made to a person subject to subsection (b)(i)(A) on the date hereof and to a person subject to subsection (b)(i)(B) on the date designated by the board of directors, will be deemed to be accepted by such person’s service or continued service as a director or officer of the Corporation for any period after the offer is made and will include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as the director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, will be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amount so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. The rights under this Section (b)(i) of this Article will inure to the benefit of the successors, legal representatives and heirs of any person entitled to indemnification hereunder.

(ii) Right of Claimant to Bring Suit. If a claim under Section (b)(i) of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including, its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(iii) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section will not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(iv) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(v) Severability. If any subsection of this Section (b) will be deemed to be invalid or ineffective in any proceedings, the remaining subsections hereof will not be affected and will remain in full force and effect.

Any repeal or modification of any provision of this Article 8 will be prospective only and will not adversely affect any right or protection of any person entitled to the benefits hereunder existing at the time of such repeal or modification.

9. Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors, class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, will be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

THE UNDERSIGNED being the incorporator for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does hereby make this Certificate and this acknowledgment by hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true and accordingly have hereunto set my hand this 17th day of October, 2011.

Anita Brodrick, Incorporator